EXHIBIT 11.1

                                INTERCARDIA, INC.

             STATEMENT RE COMPUTATION OF NET INCOME (LOSS) PER SHARE
                  (Dollars in thousands, except per share data)



                                                                         Three Months Ended
                                                                            December 31,
                                                              ------------------------------------------
                                                                     1997                   1996
                                                              -------------------    -------------------

Net Income (Loss) per Unaudited Consolidated
   Statements of Operations                                    $         (1,208)      $           1,222
                                                              ===================    ===================



Basic earnings (loss) per share:
   Weighted average of common shares outstanding                       6,766,547              6,739,657
                                                              ===================    ===================

   Net income  (loss) per common share - basic                $           (0.18)     $             0.18
                                                              ===================    ===================



Diluted earnings (loss) per share:
   Calculation of weighted average number of
      common shares and common share equivalents:
        Common stock                                                   6,766,547              6,739,657
        Stock options and warrants                                             -                764,772
                                                              -------------------    -------------------
                                                                       6,766,547              7,504,429
                                                              ===================    ===================

   Net income (loss) per common share - diluted                $          (0.18)      $            0.16
                                                              ===================    ===================
